                                                                   EXHIBIT 10.33


                           CONVERTIBLE PROMISSORY NOTE

                                  June __, 2001

For value received, microHelix, Inc., an Oregon corporation, ("Borrower") promises to pay __________________ (such person or its permitted transferee or transferees being herein referred to as the "Lender") the sum of ____________ dollars ($______) plus interest thereon at the rate of 9% per annum from the date written above until paid, all in accordance with the following terms and conditions:

1. TERM. The term of this Note shall expire at the close of business, Eastern Time, on June 30, 2003 (the "Due Date"), at which time, except as otherwise provided herein, the principal amount written above and all interest accrued thereon shall become due and payable.

2. PAYMENTS DURING THE TERM. No payments of principal or interest shall be due until December 31, 2001. On December 31, 2001, March 31, 2002 and June 30, 2002, Borrower shall pay all accrued and unpaid interest as of such date. The principal hereof and additional interest hereon shall be payable in four equal quarterly installments of $______ payable on each of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003.

3. CONVERSION. If, on or before December 31, 2001, Borrower shall consummate a firmly underwritten public offering of equity securities that shall cause such securities to be listed on the NASDAQ National or SmallCap Markets or the American Stock Exchange (an "IPO"), the principal of, and accrued interest on, this Note shall be automatically converted into the securities sold to the public in the IPO at the rate of one such security (or unit consisting of more than one security) for each amount of such principal and accrued interest equal to the initial public offering price for such security or unit in the IPO.

4. PREPAYMENT. This Note may be prepaid, in whole or in part, at any time after December 31, 2001 at the option of the Borrower. Any partial prepayment shall be applied first to interest and the balance, if any, shall be applied to a reduction of principal. In the event of any partial prepayment, the quarterly installment payments shall continue to become due in the amount set forth in Section 2 provided that no such payments shall be required after all principal and accrued interest have been paid. All principal and accrued interest on this note shall be prepaid in full within 10 business days following any equity financing by Borrower in which Borrower receives net proceeds of $5 million or more.

5. PERMITTED TRANSFEREES. The rights of Lender under this Note are not transferable except as specifically provided in this Section 4. This
        Note is transferable:

        (a) in whole, but not in part, to an entity that controls, is controlled by or is under common control with the transferor;

        (b)    in a prorata distribution to the owners of the transferor;

        (c)    by will or pursuant to the laws of descent and distribution; or

        (d) in connection with a bona fide pledge or hypothecation of this Note as security for indebtedness of the Lender, or any foreclosure pursuant to the terms of such pledge or hypothecation.

6. NOTICE. Any notice permitted or required hereby shall be deemed validly given if (i) sent by registered mail, return receipt requested, or by a recognized package delivery company that maintains a record of deliveries, or (ii) received at the address of the person to whom such notice is directed by any physical or electronic means. Any notice to Borrower shall be addressed to Borrower at

               16125 SW 72nd Ave.
               Portland, OR 97224
               Telephone (503) 968-1600

        or at any fax or email address maintained by Borrower for general corporate purposes. Any notice to Lender shall be addressed to Lender at

               ____________________

               ____________________

               ____________________
               Tel: (___) ___-_____
               Fax: (___) ___-_____

        or at any fax or email address maintained by Lender for general corporate purposes.

        with a copy to

               ____________________

               ____________________

               ____________________

               Tel: (___) ___-_____
               Fax: (___) ___-_____

        Any party may change addresses at which it wishes to receive notice by valid notice to the other parties setting forth the new address.

7. GOVERNING LAW. This Note shall be governed by and interpreted under the laws of the State of Oregon, excluding provisions thereof relating to conflict of laws.

8.      COLLECTION COSTS. If any due and unpaid principal of or interest on this
        Note is referred for collection, or if legal action is instituted to collect any such amount,


                                       2